                                                                     Exhibit 11

                                      CRA Managed Care, Inc.
            Calculation of Shares Used in Determining Primary Earnings Per Share

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
                                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                       JUNE 30,                JUNE 30,
                                                                ----------------------  ----------------------

                                                                   1996        1997        1996        1997
                                                                ----------  ----------  ----------  ----------
Weighted average number of shares of common stock outstanding
  during the period...........................................   7,954,000   8,968,000   7,663,000   8,952,000

Common stock equivalents, under the treasury stock method.....     196,000     113,000     187,000     140,000
                                                                ----------  ----------  ----------  ----------
                                                                 8,150,000   9,081,000   7,850,000   9,092,000
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
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